EXHIBIT 12

                      PEOPLES BANCORP INC. AND SUBSIDIARIES
                              COMPUTATION OF RATIOS

RETURN ON AVERAGE EQUITY                             Net income/Average
                                                     stockholders' equity

RETURN ON AVERAGE ASSETS                             Net income/Average assets

NET INTEREST MARGIN                                  Fully-tax equivalent net
                                                     interest income/Average
                                                     earning assets

EFFICIENCY RATIO                                     (Non-interest expenses
                                                     less intangible asset
                                                     amortization)/(Fully-tax
                                                     equivalent net interest
                                                     income plus non-interest
                                                     income excluding securities
                                                     and asset disposal gains
                                                     and/or losses)

AVERAGE STOCKHOLDERS' EQUITY TO AVERAGE ASSETS       Average stockholders'
                                                     equity/Average assets

AVERAGE LOANS TO AVERAGE DEPOSITS                    Average gross loans/Average
                                                     deposits

DIVIDEND PAYOUT RATIO                                Dividends declared/Net
                                                     income

NONPERFORMING LOANS AS A PERCENTAGE OF PERIOD        (Nonaccrual loans plus
END LOANS                                            loans past due 90 days or
                                                     greater plus  renegotiated
                                                     loans)/Gross loans net of
                                                     unearned interest

NONPERFORMING ASSETS AS A PERCENTAGE OF TOTAL        (Nonaccrual loans plus
ASSETS                                               loans past due 90 days or
                                                     greater plus renegotiated
                                                     loans plus other real
                                                     estate owned)/Total assets

ALLOWANCE FOR LOAN LOSSES TO PERIOD END TOTAL        Allowance for loan losses/
LOANS                                                Gross loans net of unearned
                                                     interest

TIER 1 CAPITAL RATIO                                 Stockholders' equity less
                                                     intangible assets and
                                                     securities mark-to-market
                                                     capital reserve ("Tier 1
                                                     Capital")/Risk weighted
                                                     assets

TOTAL CAPITAL RATIO                                  Tier 1 Capital plus
                                                     allowance for loan losses/
                                                     Risk weighted assets

LEVERAGE RATIO                                       Tier 1 Capital/Quarterly
                                                     average assets

CASH DIVIDENDS PER SHARE                             Cash dividends paid/Common
                                                     shares outstanding at date
                                                     of declaration

BOOK VALUE PER SHARE                                 Total stockholders' equity/
                                                     Common shares outstanding
                                                     at quarter-end

TANGIBLE BOOK VALUE PER SHARE                        (Total stockholders' equity
                                                     less goodwill and other
                                                     intangible assets)/Common
                                                     shares outstanding at
                                                     quarter-end

TANGIBLE CAPITAL RATIO                               (Total stockholders' equity
                                                     less goodwill and other
                                                     intangible assets)/ (Total
                                                     assets less goodwill and
                                                     other intangible assets)